Exhibit 10.71

ACTIVISION, INC.

2007 INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

You have been awarded an Option to purchase Shares of Activision, Inc. (the “Company”), as follows:

•                  Your name:  Robert A. Kotick

•                  Total number of Shares purchasable upon exercise of the Option awarded:  1,850,000

•                  Exercise Price:  US $26.58 per Share

•                  Date of Grant:  December 5, 2007

•                  Expiration Date:  December 5, 2017

•                  Grant ID:  07000743

•                  Your Award of the Option is governed by the terms and conditions set forth in:

•                  this Notice of Stock Option Award;

•                  the Stock Option Award Terms attached hereto as Exhibit A (the “Award Terms”);

•                  your Employment Agreement; and

•                  the Company’s 2007 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                  Your Stock Option Award has been made in connection with the execution of your Employment Agreement as a material inducement to your continuing employment with the Company pursuant to such agreement.

•                  Schedule for Vesting:  Except as otherwise provided under the Award Terms, the Option awarded to you will vest and become exercisable in sixty (60) equal monthly installments commencing on January 1, 2008, provided you remain continuously employed by the Company Group through each such vesting date.

•                  The Option is not intended to be an “incentive stock option,” as such term is defined in Section 422 of the Code.

•                  Please sign and return to the Company this Notice of Stock Option Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                  Please return the signed Notice of Stock Option Award to the Company at:

Activision, Inc.

3100 Ocean Park Boulevard

Santa Monica, CA  90405

Attn:  Stock Plan Administration

You should retain the enclosed duplicate copy of this Notice of Stock Option Award for your records.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION, INC.

/s/ Ann Weiser
By: Ann Weiser
Title: Chief Human Resources Officer, Activision Publishing
Date:	May 21, 2008

ACCEPTED AND AGREED:

/s/ Robert A. Kotick
Robert A. Kotick

Date:	May 29, 2008

2

EXHIBIT A

ACTIVISION, INC.

2007 INCENTIVE PLAN

STOCK OPTION AWARD TERMS

1.             Definitions.

(a)           For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Award” means the award described on the Grant Notice.

“Cause” has the meaning given to such term in the Employment Agreement.

“Change of Control” has the meaning given to such term in the Employment Agreement.

“Closing Price” has the meaning given to such term in the Employment Agreement.

“Closing Share Value” has the meaning given to such term in the Employment Agreement.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9 hereof.  For the avoidance of doubt, the term “Common Shares” as used in these Award Terms shall include “Company Common Stock” as such term is used in the Employment Agreement.

“Company Group” has the meaning given to such term in the Employment Agreement.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Date of Termination” has the meaning given to such term in the Employment Agreement.

“Death” has the meaning given to such term in the Employment Agreement.

“Disability” has the meaning given to such term in the Employment Agreement.

“Employment Agreement” means the Amended and Restated Employment Agreement between the Holder and the Company, dated December 1, 2007.

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Exercise Price” means the Exercise Price set forth on the Grant Notice.

“Expiration Date” means the Expiration Date set forth on the Grant Notice.

“Good Reason” has the meaning given to such term in the Employment Agreement.

“Grant Notice” means the Notice of Stock Option Award to which these Award Terms are attached as Exhibit A.

“Holder” means the recipient of the Award named on the Grant Notice.

“Option” means the Stock Option to purchase Common Shares awarded to the Holder on the terms and conditions described in the Grant Notice, these Award Terms and the Employment Agreement.

“Plan” means the Activision, Inc. 2007 Incentive Plan, as amended from time to time.

“Release” has the meaning given to such term in the Employment Agreement.

“Release Period” has the meaning given to such term in the Employment Agreement.

“Resignation” has the meaning given to such term in the Employment Agreement.

“Shares” means the Common Shares purchasable upon exercise of the Option.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required to be withheld under any applicable law.

(b)           Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan or the Grant Notice.

2.             Expiration.  The Option shall expire on the Expiration Date and, after such expiration, shall no longer be exercisable.

3.             Vesting and Exercise.

(a)           Vesting Schedule.  Except as otherwise set forth in these Award Terms, the Option shall vest, and thereupon become exercisable, in accordance with the “Schedule for Vesting” set forth on the Grant Notice.

(b)           Exercisable Only by Holder.  Except as otherwise permitted under the Plan or Section 11 hereof, the Option may be exercised during the Holder’s lifetime only by the Holder or, in the event of the Holder’s legal incapacity to do so, by the Holder’s guardian or legal representative acting on behalf of the Holder in a fiduciary capacity under state law and/or court supervision.

(c)           Procedure for Exercise.  The Option may be exercised by the Holder as to all or any of the Shares as to which the Option has vested (i) by following the procedures for exercise established by the Equity Account Administrator and posted on the Equity Account Administrator’s website from time to time or (ii) with the Company’s consent, by giving the Company written notice of exercise, in such form as may be prescribed by the Company from time to time, specifying the number of Shares to be purchased.

(d)           Payment of Exercise Price.  To be valid, any exercise of the Option must be accompanied by full payment of the aggregate Exercise Price of the Shares being purchased.  Such payment shall be made (i) by bank check or certified check or wire transfer of immediately available funds, (ii) if securities of the Company of the same class as the Shares are then traded or quoted on a national securities exchange, the Nasdaq Stock Market, Inc. or a national quotation system sponsored by the National Association of Securities Dealers, Inc. and with the Company’s consent, through the delivery of irrevocable written instructions, in form acceptable to the Company, to the Equity Account Administrator (or, with the Company’s consent, such other brokerage firm as may be requested by the person exercising the Option) to sell some or all of the Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate Exercise Price of the Shares being purchased, (iii) through the delivery of irrevocable written instructions, in a form acceptable to the Company, that the Company withhold Shares otherwise then deliverable having a value equal to the aggregate amount of the Exercise Price (valued in the same manner used in computing the amount of any Withholding Taxes resulting from the exercise) or (iv) with the Company’s consent, any combination of (i), (ii) or (iii) above or any other means permitted under the Plan.

(e)           No Fractional Shares.  In no event may the Option be exercised for a fraction of a Share.

(f)            No Adjustment for Dividends or Other Rights.  Other than as set forth in Section 9 hereof, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date as of which the issuance or transfer of Shares to the person entitled thereto has been evidenced on the books and records of the Company pursuant to clause (ii) of Section 3(g) hereof following exercise of the Option.

(g)           Issuance and Delivery of Shares.  As soon as practicable (and, in any event, within 30 days) after the valid exercise of the Option, the Company shall (i) effect the issuance or transfer of the Shares purchased upon such exercise, (ii) cause the issuance or transfer of such Shares to be evidenced on the books and records of the Company, and (iii) cause such Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Shares are subject to a legend as set forth in Section 13 hereof, the Company shall instead cause a certificate evidencing such Shares and bearing such legend to be delivered to the person entitled thereto.

(h)           Partial Exercise.  If the Option shall have been exercised with respect to less than all of the Shares purchasable upon exercise of the Option, the Company shall make a notation in its books and records to reflect the partial exercise of the Option and the number of Shares that thereafter remain available for purchase upon exercise of the Option.

4.             Termination of Employment.

(a)           Death.  In the event that the Holder dies while employed by the Company Group, the Option shall (i) if not then fully vested, vest as of the Date of Termination with respect to the lesser of (A) an additional 740,000 Shares (which is equivalent to 40% of the total number of Shares purchasable upon exercise of the Option) and (B) that number of Shares underlying the portion of the Option which is unvested as of the Date of Termination, (ii) to the extent then vested, be exercisable in accordance with these Award Terms until the Expiration Date, and (iii) to the extent not then vested, be immediately cancelled.

(b)           Disability.  In the event of the Holder’s termination of employment with the Company Group due to the Holder’s Disability, subject to the execution of an effective and irrevocable Release by the Holder during the Release Period, the Option shall (i) if not then fully vested, vest as of the Date of Termination with respect to the lesser of (A) an additional  740,000 Shares (which is equivalent to 40% of the total number of Shares purchasable upon exercise of the Option and (B) that number of Shares underlying the portion of the Option which is unvested as of the Date of Termination, (ii) to the extent then vested, be exercisable in accordance with these Award Terms until the Expiration Date, and (iii) to the extent not then vested, be cancelled.  Notwithstanding the foregoing, in the event of a termination of employment with the Company Group due to the Holder’s Disability following a Change of Control, the Option shall, as of the Date of Termination, (i) cease to vest, if not then fully vested, (ii) to the extent then vested, be exercisable in accordance with these Award Terms until the Expiration Date, and (iii) to the extent not then vested, be immediately cancelled.

(c)           For Cause.  In the event of the Holder’s termination of employment by the Company Group for Cause the Option shall, as of the Date of Termination, (i) cease to vest, if not then fully vested, (ii) no longer be exercisable, whether or not vested, and (iii) be immediately cancelled.

(d)           Resignation.  In the event of the Holder’s termination of employment with the Company Group due to the Holder’s Resignation, the Option shall (i) cease to vest, if not then fully vested, (ii) to the extent then vested, be exercisable in accordance with these Award Terms until the earlier of (x) the Expiration Date or (y) the later of (A) the date that is thirty days after the Date of Termination and (B) the first date on which the Shares purchasable upon exercise of the Option may be disposed of in a manner in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the Shares are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction, and (iii) to the extent not then vested, be immediately cancelled.

(e)           Termination for Good Reason or Without Cause.  In the event of the termination of the Holder’s employment with the Company Group by the Holder for Good Reason or by the Company Group without Cause, subject to the execution of an effective and irrevocable Release by the Holder during the Release Period, the Option shall (i) if not then fully vested, vest as of the Date of Termination with respect to the lesser of (A) an additional 740,000 Shares (which is equivalent to 40% of the total number of Shares purchasable upon exercise of the Option), and (B) that number of Shares underlying the portion of the Option which is unvested as of the Date of Termination, (ii) to the extent then vested, be exercisable in accordance with these Award Terms until the Expiration Date, and (iii) to the extent not then vested, be cancelled.  Notwithstanding the foregoing, in the event of a termination of the Holder’s employment with the Company Group by the Holder for Good Reason or by the Company Group without Cause following a Change of Control, the Option shall, as of the Date of Termination, (i) cease to vest, if not then fully vested, (ii) to the extent then vested, be exercisable in accordance with these Award Terms until the Expiration Date, (iii) to the extent not then vested, be immediately cancelled.

5.             Change of Control.

(a)           In the event that the Holder is an active employee of the Company Group at the moment immediately prior to a Change of Control and the Option is not fully vested, upon the consummation of the Change of Control the Option shall vest as follows:

If the Change of Control Occurs During the Period:	Percentage of the Option Vesting in Addition to the Portion of the Option Already Vested
Commencing on December 1, 2007 and ending on December 31, 2008	60% (i.e., 1,110,000 additional Shares)
Commencing on January 1, 2009 and ending on December 31, 2009	40% (i.e., 740,000 additional Shares)
Commencing on January 1, 2010 and ending on December 31, 2010	20% (i.e., 370,000 additional Shares)
Commencing on January 1, 2011 and ending on the Expiration Date	To a total of 100% (i.e., any portion of Option not then fully vested)

The portion of the Option that vests pursuant to this Section 5(a) shall be exercisable in accordance with these Award Terms until the earlier of (i) the Expiration Date and (ii) the tenth anniversary of the date of the Change of Control, after which that portion of the Option shall be cancelled, without regard to the Holder’s continued employment with the Company pursuant to the Employment Agreement.

(b)           With respect to the vested portion of the Option as of the date of the Change of Control (including the portion of the Option that vests in accordance with Section 5(a) hereof), in the event that the Closing Share Value is greater than the exercise price of the Option, then the Holder shall have the right to either (A) retain the vested portion of the Option, (B) exercise the vested portion of the Option, or (C) forfeit the vested portion of the Option and receive, in exchange therefor, a cash payment equal to the number of Shares underlying the Option multiplied by the amount by which the Closing Share Value exceeds the exercise price of the Option.

6.             Tax Withholding.  The Company shall have the right to require the Holder to satisfy any Withholding Taxes resulting from the exercise (in whole or in part) of the Option, the issuance or transfer of any Shares upon exercise of the Option or otherwise in connection with the Award at the time such Withholding Taxes become due.  The Holder shall be entitled to satisfy any Withholding Taxes contemplated by this Section 6:  (a) by delivery to the Company of  a bank check or certified check or wire transfer of immediately available funds; (b) if securities of the Company of the same class as the Shares are then traded or quoted on a national securities exchange, the Nasdaq Stock Market, Inc. or a national quotation system sponsored by the National Association of Securities Dealers, Inc. and with the Company’s consent, through the delivery of irrevocable written instructions, in form acceptable to the Company, to the Equity Account Administrator (or, with the Company’s consent, such other brokerage firm as may be requested by the person exercising the Option) to sell some or all of the Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate amount of such Withholding Taxes, (c) through the delivery of irrevocable written instructions, in a form acceptable to the Company, that the Company withhold Shares otherwise then deliverable having a value equal to the aggregate amount of the Withholding Taxes (valued in the same manner used in computing the amount of such Withholding Taxes), or (d) with the Company’s consent, by any combination of (a), (b) and (c) above or any other means permitted under the Plan.  Notwithstanding anything to the contrary contained herein, (i) the Company or any of its subsidiaries or affiliates shall have the right to withhold from the Holder’s compensation any Withholding Taxes contemplated by this Section 6 and (ii) the Company shall have no obligation to deliver any Shares upon exercise of the Option unless and until all Withholding Taxes contemplated by this Section 6 have been satisfied.

7.             Reservation of Shares.  The Company shall at all times reserve for issuance or delivery upon exercise of the Option such number of Common Shares as shall be required for issuance or delivery upon exercise thereof.

8.             Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; however, no such amendment may materially and adversely affect the rights of the Holder taken as a whole without the Holder’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 9 hereof) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any of its subsidiaries or affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to Section 409A of the Code.

9.             Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 12 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of the Holder that would otherwise result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash or other equity awards), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

10.           Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Option may not be exercised, and the Option and Shares purchasable upon exercise of the Option may not be purchased, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the Shares are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, the Option or Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  The Holder shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as amended, relating to the Option or Shares, to issue or transfer the Option or Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or resale of the Option or Shares under the Securities Act of 1933, as amended, or any comparable federal securities law or applicable state securities law.

11.           Transferability.  Except as otherwise permitted under the Plan or this Section 11, the Option shall not be transferable by the Holder other than by will or the laws of descent and distribution.  Subject to the terms of the Plan, with the Company’s consent, the Holder may transfer all or part of the Option for estate planning purposes or pursuant to a domestic relations order; provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer; and provided further that the Holder will remain bound by the terms and conditions of the Plan, the Grant Notice and these Award Terms.

12.           Section 409A.  Payments contemplated with respect to the Award are intended to be exempt from Section 409A of the Code, and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, (i) nothing in the Plan, the Grant Notice and these Award Terms shall guarantee that the Award is not subject to taxes or penalties under Section 409A of the Code and (ii) if any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on the Holder or any other person of a penalty tax under Section 409A of the Code, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of the Holder, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax and in a manner designed to preserve the economics of the Award to the Holder.

13.           Legend.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any certificate evidencing Shares to bear a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

14.           No Right to Continued Employment.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon the Holder any right to be continued in the employ of the Company or any of its subsidiaries or affiliates or derogate from any right of the Company or any of its subsidiaries or affiliates to retire, request the resignation of, or discharge the Holder at any time, with or without Cause.

15.           No Rights as Stockholder.  No holder of the Option shall, by virtue of the Grant Notice or these Award Terms, be entitled to any right of a stockholder of the Company, either at law or in equity, and the rights of any such holder are limited to those expressed, and are not enforceable against the Company except to the extent set forth, in the Plan, the Grant Notice and these Award Terms.

16.           Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17.           Governing Law.  To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.

18.           Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Holder and, to the extent applicable, the Holder’s permitted assigns under Section 3(b) hereof and the Holder’s estate or beneficiary(ies) as determined by will or the laws of descent and distribution.

19.           Notices.  Any notice or other document which the Holder or the Company may be required or permitted to deliver to the other pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: (a) if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or such other address as the Company by notice to the Holder may designate in writing from time to time; and (b) if to the Holder, at the address shown in the Employment Agreement or such other address as the Holder by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

20.           Conflict with Employment Agreement or Plan.  In the event of any conflict between the terms of the Employment Agreement and the terms of the Grant Notice or these Award Terms, the terms of the Grant Notice or these Award Terms, as the case may be, shall control.  In the event of any conflict between the terms of the Employment Agreement, the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.

21.           Deemed Agreement.  By accepting the Award, the Holder is deemed to be bound by the terms and conditions set forth in the Employment Agreement relating to the Award, the Plan, the Grant Notice and these Award Terms.